UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 7, 2008, Arch Chemicals, Inc. (the “Company”) released the results of operations and financial condition for the three and twelve months ended December 31, 2007. Attached as Exhibit 99, and incorporated herein by reference, is a copy of the Company’s earnings press release dated February 7, 2008.

Included in Exhibit 99 are references to the Company’s income and earnings per share from continuing operations which, in some cases, as noted in such Exhibit, exclude the effects of restructuring and impairment, the impact of the change in the U.K. tax rate related to the Company’s U.K. pension plans, the impact of the change in the Italian tax rate on deferred tax items set-up in purchase accounting, a payment for an early termination of a supply contract, a gain on the completion of a contract with the U.S. Government, and other (gains) losses. Additionally, there are references to the Company’s 2007 full year estimate of diluted income per share from continuing operations which in some cases, as noted in such Exhibit, exclude the mark-to-market impact on compensation expense of share-based compensation programs and a change in the benefit received by the Company related to an antidumping ruling. Further guidance for 2008 earnings per share from continuing operations excludes an expected 2008 charge associated with the severance recorded in 2007. The Company believes that these non-GAAP financial measures provide comparative information to the earnings guidance that was provided on November 2, 2007 by the Company as well as comparison of results to prior year and therefore are useful to the investment community. Reconciliations of these non-GAAP financial measures to what the Company believes is the most directly comparable U.S. GAAP financial measures are provided in such Exhibit.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS

(d) Exhibits

99.	Press Release, dated February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008

ARCH CHEMICALS, INC.

By:	/s/ Steven C. Giuliano
Name:	Steven C. Giuliano
Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.	Press Release, dated February 7, 2008.

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